UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):   September 13, 2009
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey		07927

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously disclosed, the former Chief Executive Officer of Emisphere Technologies, Inc. (the "Company"), Dr. Michael Goldberg, brought an arbitration asserting that his termination was without cause following a change-in-control. During the arbitration, Dr. Goldberg sought a total damage amount of at least $9,223,646 plus interest. On September 13, 2009, the arbitrator issued an interim award in favor of Dr. Goldberg for a total amount of $1,030,891, plus interest, which includes his claims for severance and certain other items, but denied his claims relating to a change-in-control benefit, options, bonuses and certain other claims. The arbitrator has not yet determined the amount, if any, of Dr. Goldberg’s attorney’s fees that he is entitled to receive from the Company. The Company is evaluating its options with respect to the interim awards. If the awards are upheld and confirmed in court, the Company will be required to pay the final amount due to Dr. Goldberg.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
October 20, 2009	By:	Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer